EXHIBIT 99.1
                             JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of ITEX Corporation dated as of December 28, 2007, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Date: December 28, 2007                      By: /s/ David Polonitza
                                             -------------------------------
                                             Name:   David Polonitza

Date: December 28, 2007                      By: /s/ Kirk Anderson
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                                             Name:   Kirk Anderson

Date: December 28, 2007                      By: /s/ Richard Polonitza
                                             -------------------------------
                                             Name:   Richard Polonitza

Date: December 28, 2007                      By: /s/ Jonathan Polonitza
                                             -------------------------------
                                             Name:   Jonathan Polonitza

Date: December 28, 2007                      By: /s/ Paul Kim
                                             -------------------------------
                                             Name:   Paul Kim

Date: December 28, 2007                      By: /s/ Benjamin Polonitza
                                             -------------------------------
                                             Name:   Benjamin Polonitza